EXHIBIT 99.1

DynTek Announces Preliminary Results for Fourth Quarter
and Fiscal Year 2006

Company Expects Positive Adjusted EBITDA in Fourth Fiscal Quarter

Irvine, CA — July 27, 2006— DynTek, Inc. (OTCBB: DYNK), a leading provider of professional technology solutions, today announced preliminary, un-audited financial results for its fourth quarter and fiscal year ended June 30, 2006.

Based on a preliminary review of its fourth quarter results and excluding one-time and non-cash expenses, the company is expecting to report positive adjusted EBITDA of approximately $610,000 for the three months ended June 30, 2006, as compared to negative adjusted EBITDA of approximately $3.1 million for the same period in the prior fiscal year.

The company expects to realize approximately $24.3 million in revenue, of which approximately $23.9 million was comprised of sales from the company’s core IT services segment.  This represents an increase of approximately 26% within the IT services segment over the same period in the prior fiscal year, and an increase of approximately 77% within the IT services segment over the immediately preceding quarter ended March 31, 2006.

Revenue for the fiscal year 2006 is projected to increase to approximately $80.8 million, as compared to revenue of $76.5 million for the prior fiscal year.

The company expects gross profit to increase to approximately $4.2 million for the three months ended June 30, 2006, as compared to $3.8 million for the three months ended June 30, 2005.  Selling, general and administrative expenses are expected to decrease to approximately $3.6 million during the three months ended June 30, 2006, as compared to $6.9 million during the same period in the prior fiscal year.

Net loss for the three months ended June 30, 2006 is expected to be approximately $6.4 million, as compared to a net loss of $11.9 million inclusive of a goodwill impairment charge of approximately $6.9 million for the three months ended June 30, 2005. The company is still evaluating whether any goodwill impairment charges may be necessary for the three months ended June 30, 2006. The loss during the three months ended June 30, 2006 includes interest expense of approximately $1.5 million (including a non-cash portion of approximately $1.1 million), depreciation and amortization expense of $639,000 and an approximate $5.2 million non-cash loss on the extinguishment of debt obligations; offset by a one time gain on the sale of our Business Process Outsourcing segment of $275,000.  The net loss of $11.9 million in the 2005 period included interest expense of $933,000 (including a non-cash portion of $548,000), depreciation and amortization expense of $898,000, a goodwill impairment charge of $6.9 million and losses on investments of $487,000 and losses on marketable securities of $250,000; offset by gains on the extinguishment of debt of $336,000 and proceeds of $253,000 from discontinued operations.

“The past fiscal year was a year of capital restructuring and operational alignment, as demonstrated with our March 8, 2006 recapitalization and subsequent organizational changes,” said Casper Zublin, Jr., DynTek’s chief executive officer.  “We believe we have created the core foundation in which to build the business, and in the process build shareholder value. Our ability to achieve EBITDA positive results in the fourth quarter is a major operating milestone that we feel is a significant signpost in our development.”

Zublin continued, “In fiscal year 2007, we plan to continue to implement on our strategic business plan, which involves achieving operating density in our core geographies, further development of the company’s vertical markets and enhancement of our technology practices through both organic growth and acquisitions.”

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization, goodwill impairment charges, and non-cash expense for securities. Other companies may calculate EBITDA differently. Although EBITDA is a widely used financial indicator of a company’s ability to service debt, it is not a recognized measure for financial statement presentation under GAAP. EBITDA should not be considered in isolation or as superior or as an alternative to net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting procedures. Nonetheless, the Company believes that EBITDA can be a useful supplemental tool for investors and others to measure operating performance, especially in situations where a company has significant non-cash operating expenses. EBITDA is widely used in the IT services industry to analyze comparable company performance, and management of the Company also uses EBITDA, in addition to GAAP information, as a measure of operating performance for assessing its business units as well as completed and potential acquisitions.

DYNTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Adjusted EBITDA Presentation
Preliminary, Unaudited, Prior to Impairment Charges
(in thousands)

DYNTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Adjusted EBITDA Presentation
Preliminary, Unaudited, Prior to Impairment Charges
(in thousands)

	Three Months Ended June 30,
	2006	2005
Total revenues	24,310	22,725

Total cost of revenues	20,138	18,881

GROSS PROFIT	4,172	3,844

Total operating expenses	3,562	6,919

Adjusted EBITDA	610	(3,075)

Operating depreciation and amortization	639	898
Goodwill impairment	— *	6,871

LOSS FROM OPERATIONS	(29)	(10,844)

OTHER INCOME (EXPENSE):
Loss on extinguishment of debt	(5,199)	336
Gain on marketable securities	—	(250
Interest expense	(1,445)	(933
Other income (expense)	275	(487
Interest income	—	10
Total other income (expense)	(6,369)	(1,324)

Income Tax		25

LOSS FROM CONTINUING OPERATIONS	$(6,398)	$(12,168)
DISCONTINUED OPERATIONS
Gain on disposal of discontinued operations	—	253

NET LOSS	$(6,398)	$(11,940)

*Impairment charges are yet to be determined

About DynTek
DynTek is a leading provider of professional technology services to mid-market customers, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company offers technology practices in IT security, advanced network infrastructure, voice over internet protocol (“VOIP”), and access infrastructure.  DynTek’s multi-disciplinary approach allows our clients to turn to a single source for their most critical technology requirements.    For more information, visit www.dyntek.com.

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Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and  attract future customers; the ability to finance and sustain operations, including the ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; the ability to raise equity capital in the future; the ability to achieve profitability despite historical losses from operations; the ability to maintain business relationships with IT product vendors and the ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; the ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; the ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2005, our Quarterly Reports on Form 10-Q filed on November 14, 2005, February 21, 2006 and May 22, 2006, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.